SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 6, 2008 (January 31, 2008)

BUTLER INTERNATIONAL, INC.

(Exact name of Registrant as specified in Charter)

MARYLAND	0-14951	06-1154321

(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

New River Center, 200 E. Las Olas Boulevard, Suite 1730

Fort Lauderdale, Florida 33301

(Address of Principal Executive Offices/Zip Code)

Registrant’s telephone number, including area code: (954) 761-2200

Not Applicable

(Former Name or Former Address, if Changed Since

Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
____	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
____	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
____	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(e))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On January 31, 2008, we entered into a First Amendment to the Third Amended and Restated Credit Agreement (“First Amendment”) with General Electric Capital Corporation (“GECC”), dated as of February 1, 2008. The First Amendment provides, among other matters, for an extension of the Commitment Termination Date (as defined) from February 1, 2008 to February 29, 2008.

The foregoing description of the First Amendment is not, and does not purport to be, complete and is qualified in its entirety by reference to a copy of the same filed as Exhibit 10.1 hereto and incorporated herein in its entirety by this reference.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The information set forth under Item 1.01 of this report is incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS
(a)	Not applicable.
(b)	Not applicable.
(c)	Exhibits
The exhibits listed below is being furnished pursuant to Item 9.01.
Exhibit Number	Description
10.1

First Amendment to the Third Amended and Restated Credit Agreement dated as of February 1, 2008, by and among Butler Service Group, Inc., a Maryland corporation (“BSG”), certain of its affiliates, and General Electric Capital Corporation (“GECC”).

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 6, 2008	BUTLER INTERNATIONAL, INC.

By:/s/ Mark Koscinski
Mark Koscinski

Chief Financial Officer

BUTLER INTERNATIONAL, INC.

EXHIBIT LIST

Exhibit Number	Description
10.1

First Amendment to the Third Amended and Restated Credit Agreement dated as of February 1, 2008, by and among Butler Service Group, Inc., a Maryland corporation (“BSG”), certain of its affiliates, and General Electric Capital Corporation (“GECC”).

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